Exhibit 99.15

CONSENT OF PROSPECTIVE OFFICER

I, A. L. Punaro, hereby consent to be named as a prospective officer of SAIC, Inc. in the Registration Statement on Form S-4 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ A. L. PUNARO

A. L. Punaro

Dated: September 1, 2005